Exhibit 10.2
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
CO-PROMOTION AGREEMENT
     This Co-Promotion Agreement (this “Agreement”) is entered into this 24th day of August, 2007, by and between C.B. Fleet Company, Incorporated, a Virginia corporation, and its subsidiary C.B. Fleet Investment Corporation, a Delaware corporation (collectively “Fleet”) and Santarus, Inc., a Delaware corporation (“Santarus”).
BACKGROUND
     A. Fleet currently markets and distributes its Fleet® Phospho-soda® EZ-Prep™ Bowel Cleansing System product (the “Product”).
     B. Fleet and Santarus desire to enhance the marketing of the Product by enlisting the support and participation of Santarus to promote and detail the Product.
AGREEMENT
     Now, therefore, in consideration of the foregoing and the mutual promises herein contained, Fleet and Santarus hereby agree as follows:
1.	Definitions.
     1.1 “Act” shall mean the United States Federal Food, Drug, and Cosmetic Act, as it may be amended from time to time.
     1.2 “Affiliate” means a corporation or business entity that, directly or indirectly, is controlled by, controls, or is under common control with any entity.  For this purpose, “control” means the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such corporation or business entity, or such other relationship as, in fact, constitutes actual control.
     1.3 “Bonus Period” means the period beginning [***] days after the Promotion Commencement Date and ending [***] days after the end of the Term. In the event the parties elect to extend the Term, the initial Bonus Period shall be twelve (12) months and successive Bonus Periods shall run consecutively thereafter until [***] days after the end of the Term, as extended.
     1.4 “Call” means an in-person, face-to-face sales presentation of the Product made by a sales representative with an applicable Medical Health Professional, which presentation is for the purpose of promoting the sale of the Product and during which presentation the use, safety and effectiveness of the Product are presented.

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     1.5 “Current Good Manufacturing Practices” shall mean the current standards for manufacture, as set forth in the Act and applicable regulations and guidelines promulgated thereunder or successors thereto, as shall be in effect from time to time during the Term.
     1.6 “Effective Date” means the date first set forth above.
     1.7 “FDA” means the United States Food and Drug Administration.
     1.8 “Fleet Trademarks” means the trademark Fleet®, the Fleet Laboratories logo and any other related trademark or service mark (whether registered or unregistered) containing the word “Fleet.”
     1.9 “GAAP” means United States generally accepted accounting principles, as may be amended from time to time.
     1.10 “Marketing Plan” means (i) the initial marketing plan developed by Fleet for the promotion, marketing and sale of the Product in the Territory and provided to Santarus for review prior to the Effective Date and (ii) additional plans developed by Fleet for such promotion, marketing and sale of the Product in the Territory in reasonable detail and on at least a quarterly basis throughout the Term. The Marketing Plan shall be reviewed by the Steering Committee, as defined in Section 2.12, and Fleet shall reasonably consider input from Santarus provided through the Steering Committee.
     1.11 “Medical Health Professional” means gastroenterologists and other associated health care professionals, including nurses and affiliated office and clinic staff, who are involved in recommending use of, educating patients concerning or developing protocols for use of the Product (or similar products), and who are called on by the Santarus Sales Force during the Term.
     1.12 “Non-Serious Adverse Event” shall mean any adverse drug experience associated with the use of the Product in humans, whether or not considered drug-related, which is not a Serious Adverse Event.
     1.13 “Phospho-soda® Dose” shall mean two (2) 45 mL bottles of Phospho-soda®.
     1.14 “Product Technical Complaint” shall mean: (i) any complaint that questions the purity, identity, potency or quality of the Product, its packaging or labeling or the compliance of the Product with applicable laws, rules and regulations, including the Act and Current Good Manufacturing Practices; (ii) any complaint that concerns any incident that causes the Product or its labeling to be mistaken for, or applied to, another article; (iii) any bacteriological contamination or significant chemical, physical or other change or deterioration in the Product; (iv) any failure of the Product to meet the specifications therefor as required by applicable regulatory authorities; or (v) any complaint or evidence of tampering with the Product.
     1.15 “Product Trademarks” mean (i) the trademark Phospho-soda® (US registration no. 0315096) associated with the Product, and any other related trademark or service mark containing the word “Phospho-soda” or a close variant or derivative thereof; (ii) the trademark Phospho-soda EZ-Prep™ (US application no. 78/830826) associated with the Product, and any other related trademark or service mark containing the word “EZ-Prep” or a close variant or derivative thereof; and (iii) any other trademark or service mark (whether registered or unregistered) used on or with the Product or in any sales and marketing materials (other than Fleet Trademarks or the Santarus Trademarks, as applicable) in the Territory during the Term.
     1.16 “Promotion Commencement Date” means the first date upon which the Product is promoted within the Territory by the Santarus Sales Force to Medical Health Professionals.
     1.17 “Proprietary Information” means any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is owned or under the protection of one party and is provided by that party to the other party in connection with this Agreement. Proprietary Information shall also include the terms and conditions of this Agreement, as well as the progress of each party’s respective activities and results under this Agreement.
     1.18 “Samples” means free samples of the Product supplied by Fleet to Santarus and provided by the Santarus Sales Force to Medical Health Professionals.
     1.19 “Santarus Sales Force” means the sales representatives employed by or on behalf of Santarus, as the case may be, for the detailing of the Product in the Territory to Medical Health Professionals.  Santarus’ Sales Force may include, without limitation, any sales representatives engaged through an arrangement with a contract sales organization. Santarus may utilize all or part of the Santarus Sales Force in connection with its detailing activities under this Agreement.
     1.20 “Santarus Trademarks” means the trademark Santarus®, the Santarus corporate logo and any other related trademark or service mark (whether registered or unregistered) containing the word “Santarus.”
     1.21 “Serious Adverse Event” shall mean any adverse drug experience occurring at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a Serious Adverse Event when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home, blood dyscrasias or convulsions that do not result in inpatient hospitalization, or the development of drug dependency or drug abuse associated with the use of the Product in humans, whether or not considered drug-related.
     1.22 “Term” shall have the meaning given in Section 10.1 of this Agreement.
     1.23 “Territory” means the United States of America.
     1.24 “Unit” means one retail carton of the Product, which consists of one 45 mL bottle of Phospho-soda®, one 30 mL bottle of Phospho-soda®, one 12 fl. oz. mixing cup and two lemonade flavor packets.

2.	Grants and Obligations.
     2.1 Grant of Co-Promotion Right.  Fleet hereby grants to Santarus, during the Term of this Agreement, the non-exclusive right to promote and detail the Product in the Territory for its labeled indications by conducting Calls through the Santarus Sales Force to Medical Health Professionals, subject to the terms and conditions of this Agreement.
     2.2 Promotion Commencement Date. The parties anticipate that the Promotion Commencement Date will occur as soon as reasonably practicable following the Effective Date, but not later than November 1, 2007.
     2.3 Santarus Detailing Obligations. During the Term, Santarus shall be obligated to perform a minimum of [***] Calls to Medical Health Professionals (the “Minimum Detailing Obligation”) and shall be entitled to perform up to a maximum of [***] Calls (the “Maximum Number of Details”); provided that such Minimum Detailing Obligation shall be subject to availability of Samples and promotional and marketing materials to support Santarus’ detailing activities; and provided further that the Maximum Number of Details may be increased upon mutual written agreement of the parties.
     2.4 Fleet Marketing and Supply Obligations. In addition to any other obligations set forth in this Agreement, during the Term, Fleet shall be obligated to use active, sustained diligent efforts to: (i) maintain the authorization and/or ability to market the Product in the Territory; and (ii) market and sell the Product in the Territory at a level of effort substantially in accordance with the efforts described in Exhibit A hereto.
     2.5 Training and Promotional Materials.  Fleet shall create, develop, print and ship, at its sole cost and expense, all training, sales and promotional materials relating to the Product (including, without limitation, training manuals, sales detail aids, leave behind pieces and Samples).  Santarus shall utilize the training, sales and promotional materials developed by Fleet and will not, without Fleet’s prior review and approval, publish or distribute any sales or promotional material with respect to the Product developed or created by or on behalf of Santarus.  Fleet shall provide Santarus with copies of all training, sales and promotional materials relating to the Product created or developed by Fleet during the Term at Fleet’s sole cost and expense (including printing fees and shipping costs to members of the Santarus Sales Force and/or Santarus’ distribution facility, as designated by Santarus). Fleet shall be responsible for ensuring that all training, sales and promotional materials are in compliance with applicable laws, rules and regulations related thereto. Fleet shall provide copies of all proposed training, sales and promotional materials to Santarus in a timely manner to allow for review and comment by Santarus’ internal copy approval committee prior to shipment for use by the Santarus Sales Force. Fleet shall reasonably consider any comments provided by Santarus’ internal copy approval committee, and Santarus reserves the right to not utilize any materials which are not ultimately approved for use by its copy approval committee.
     2.6 Training Programs. Prior to the Promotion Commencement Date, Santarus and Fleet shall conduct training for the Santarus Sales Force members who will be detailing the Product, which training shall consist of [***] training modules and training by Fleet of Santarus sales force trainers. Fleet shall make its training personnel available for consultation with Santarus (including “train the trainer” type presentations).

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     2.7 Santarus Detail Reports.  Following the Promotion Commencement Date, within [***] days following the end of each calendar month during the Term, Santarus shall provide Fleet with a written report summarizing Santarus’ detailing efforts pursuant to this Agreement for such prior calendar month, including: the number of Calls made, the Medical Health Professionals who received Calls and dates of Calls. Santarus’ monthly reports pursuant to this Section 2.7 shall be transmitted to Fleet by email (to [***]) or to such other email addresses as Fleet may from time to time designate in writing.
     2.8 Compliance with Laws.  Fleet’s and Santarus’ activities with respect to the Product shall be conducted (i) in a manner which is consistent with FDA and all other applicable regulatory requirements which are then in effect with respect to the Product and with the PhRMA Code on Interactions with Healthcare Professionals and applicable AMA guidelines; and (ii) in compliance with all applicable laws, restrictions and regulations of the FDA, the Department of Commerce, the Department of Health and Human Services and any other United States, state, local, or applicable agency or authority.  Each of Fleet and Santarus shall limit its claims of efficacy and safety for the Product to those that are consistent with approved promotional materials and shall not add, delete or modify claims of efficacy and safety in the marketing of the Product under this Agreement from those claims of efficacy and safety that are consistent with the applicable laws, rules and regulations.
     2.9 Samples.  During the Term, Fleet will provide Santarus with Samples of Product for distribution by the Santarus Sales Force to Medical Health Professionals in connection with Santarus’ promotion of the Product hereunder at Fleet’s sole cost and expense. Fleet shall ship Samples, in the amounts reasonably requested from time to time by Santarus, to members of the Santarus Sales Force and/or Santarus’ distribution facility; provided that Fleet will not be obligated to provide Samples in excess of [***] Samples.
     2.10 Trademarks.
          (i) Fleet hereby grants to Santarus a non-exclusive, royalty-free license to use the Product Trademarks and Fleet Trademarks to promote the Product in accordance with the terms of this Agreement. For purposes of this provision, “Fleet” includes C.B. Fleet Investment Corporation, a Delaware corporation which owns the Phospho-soda® trademark.
          (ii) Each party acknowledges the validity of Santarus’ right, title and interest in and to the Santarus Trademarks and the validity of Fleet’s right, title and interest in and to the Fleet Trademarks and the Product Trademarks. The parties shall not have, assert or acquire any right, title or interest in or to any of Santarus Trademarks (in the case of Fleet), or the Fleet Trademarks or the Product Trademarks (in the case of Santarus) or the goodwill pertaining thereto, except as otherwise explicitly provided in this Agreement.
     2.11 Non-Solicitation of Employees. The parties hereby agree that, throughout the Term and for a period of [***] immediately thereafter, neither party will, directly or indirectly, solicit for employment any employee of the other party (or of the other party’s designee); provided, however, that the hiring of employees who respond to general advertisements for employment (not targeted to employees of the other party or their designee) shall not be deemed to violate the foregoing provision.

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     2.12 Steering Committee. Promptly following the Effective Date, Fleet and Santarus shall form a steering committee (the “Steering Committee”), comprised of [***] individuals, [***] of whom shall be appointed by Fleet and [***] of whom shall be appointed by Santarus and all of whom shall be qualified to appropriately represent such party at the Steering Committee level. Each party may replace its representatives at any time, upon written notice to the other party. The Steering Committee shall be chaired by one of the [***] Fleet representatives. The Steering Committee will be used as the forum for each party to coordinate, provide strategic, operational and performance input and work with the other party on the marketing and promotion strategy for Product in the Territory. The Steering Committee will meet periodically as reasonably deemed necessary by the Parties, to review and discuss: (i) the Marketing Plan (and any material changes to such plan from time to time); (ii) the actual results as compared to the Marketing Plan; and (iii) updates regarding any product development, clinical, regulatory, manufacturing/supply, quality and commercial matters relating to the Product. The Steering Committee may perform such other functions as may be mutually agreed by Fleet and Santarus. The first meeting of the Steering Committee shall be held as soon as practicable after the Effective Date. Meetings of the Steering Committee [***] take place face-to-face, but upon the agreement of both parties, can be via other methods of communication, such as teleconferences or videoconferences. Notwithstanding the creation and role of the Steering Committee, each party shall retain the rights, powers and discretions granted to it hereunder. The Steering Committee shall not be delegated or vested with any such rights, powers or discretions unless expressly provided for herein. Without limiting the generality of the foregoing, the Steering Committee may not amend or modify this Agreement, which may be amended or modified only as provided in Section 13.3.
     2.13 [***].
     2.14 Notices. In addition to any other specific notice requirements set forth herein, Fleet shall provide Santarus with prompt written notice of any material developments or changes relating to the Product, which could reasonably be expected to have any effect on Santarus’ rights and obligations under this Agreement. Notwithstanding the generality of the foregoing, Fleet shall provide prompt written notice of any of the following matters:
          (i) any material manufacturing matters relating to the Product (including potential shortages, quality matters, significant Product Technical Complaints, voluntary or mandatory withdrawals or recalls, etc.);
          (ii) any new litigation or material change to existing litigation relating to the Product or to other related Fleet products, it being understood Fleet will notify Santarus of any product liability suits filed with regard to the Product or any related product on a calendar monthly basis, each report to be submitted no later than the [***] day of the following month; and
          (iii) any material communications with regulatory authorities relating to the Product.

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3. Compensation.
     3.1 Co-Promotion Fee. During each calendar month of the Term in which Santarus conducts detailing and promotional activities pursuant to this Agreement, Fleet shall pay Santarus a Co-Promotion Fee equal to $[***] per Call made by the Santarus Sales Force to Medical Health Professionals (the “Co-Promotion Fee”) in accordance with Section 3.3 hereinafter.
     3.2 Bonus Payments. In addition to the monthly Co-Promotion Fee, Santarus will be entitled to receive a bonus payment (the “Bonus Payments”) calculated in accordance with the formula below. The Bonus Payment shall be pro-rated in an equitable manner in the event that the Agreement is terminated prior to the completion of a Bonus Period. The determination of the number of [***] sold will be calculated by Fleet based on independent third party data purchased by Fleet, including data from [***] as well as reported data for [***] and other retail outlets not captured [***]. In the event the calculation below results in a negative number, the Bonus Payment shall be zero as the parties do not intend the calculation to result in a payment by Santarus:
     [***] = Bonus Payment

A =	number of Units of Product sold during the Bonus Period in excess of [***] Units. In the event the Term is extended, the parties will agree on the baseline number of Units for future Bonus Periods.
     [***].
     3.3 Method of Payments.
          (i) All payments to Santarus under this Agreement shall be made in U.S. Dollars.
          (ii) Fleet shall pay the Co-Promotion Fee to Santarus within [***] days after receipt of the detailing report required in Section 2.7 from Santarus. Payment of the Co-Promotion Fee shall be made by wire transfer to an account designated by Santarus.
          (iii) For the purposes of the Bonus Payment, Fleet shall provide a report to Santarus in reasonable detail of Units sold [***] days following the end of the Bonus Period. The Bonus Payment, if any, shall be paid by Fleet to Santarus within [***] following the end of the Bonus Period. Payment of the Bonus Payments shall be made by wire transfer to an account designated by Santarus.
     3.4 Late Payments; Interest. All payments under this Agreement shall bear interest from the date due until paid at a rate equal to the prime rate effective for the date that payment was due, plus [***] percent ([***]%), as quoted by the Wall Street Journal, New York Edition, on the date such payment was due, or, if less, the maximum rate permitted by applicable law.
4. Regulatory Affairs.

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     4.1 Regulatory Affairs.  Fleet shall be responsible, at its sole cost and expense, for all regulatory responsibility relating to the ability to market and sell the Product in the Territory in compliance with the Act.
     4.2 Communications with Regulatory Authorities.  Fleet shall be responsible, at its sole cost and expense, for handling all communications with any government agencies regarding the marketing of the Product in the Territory in accordance with all the other applicable laws, rules and regulations.  Santarus shall notify Fleet within [***] days via facsimile of any inquiry or other communication that it receives from the FDA concerning the Product.  Fleet shall handle all communications with the FDA concerning the Product, including but not limited to post-marketing reports of adverse drug experiences, and responding to any inquiries concerning post-marketing reports and advertising or promotional materials, and shall provide copies of all such communication to Santarus within [***] days via facsimile.  Notwithstanding the foregoing, Santarus shall be able to communicate with any such governmental agency regarding the Product, to the extent that such communication is necessary to comply with the terms of this Agreement or the requirements of any applicable laws, rules or regulations.
     4.3 Notice of Adverse Events. Each party shall promptly notify the other party of any event(s) that materially affect(s) or could materially affect the marketing of the Product, including without limitation all Serious Adverse Events, Non-Serious Adverse Events, and governmental inquiries. As between the parties, Fleet shall have the sole responsibility for reporting and responding to such events to applicable governmental or regulatory authorities; provided that Santarus may take such actions (including issuing such reports) as it determines are required by applicable law.
     4.4 Medical Inquiries.  For all medical inquiries, including those related to information outside of labeling or which Santarus and its sales representatives are unable or not authorized under acceptable promotional guidelines to answer, Santarus and its representatives shall direct such inquiries to Fleet’s Medical Affairs Department. As between the parties, any responses to such inquiries from patients, medical practitioners, or other third parties shall be provided solely by Fleet.
     4.5 Transition Responsibilities. The parties shall meet to develop a pharmacovigilance plan to be agreed upon by the parties pursuant to which the parties shall coordinate the fulfillment of their responsibilities pursuant to this Article 4 and other related matters, and such plan shall be completed and effective no later than [***] days following the Effective Date.
     4.6 Product Technical Complaints and Recalls.
          (i) If Santarus becomes aware of any Product Technical Complaint, Santarus shall notify Fleet of such Product Technical Complaint within [***] days.
          (ii) As between the parties, Fleet shall have the sole authority and responsibility to respond to any governmental or regulatory authorities, including without limitation the FDA, in connection with Product Technical Complaints and medical complaints, and to handle all returns, recalls or market withdrawals of the Product in accordance with applicable law, at Fleet’s sole cost and expense.

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          (iii) Each party shall promptly (but in any case, not later than [***]) notify the other party in writing via facsimile of any order, request or directive of a court or other governmental or regulatory authority to recall or withdraw the Product.
     4.7 Government Inspections and Inquiries. Upon being contacted by the FDA or any other governmental or regulatory authority for any regulatory purpose pertaining specifically to this Agreement or to the Product, Santarus shall notify Fleet within [***] days. Santarus agrees that it shall not respond to any such agency making an inquiry of it until and only as directed by Fleet; provided, however, that the foregoing shall not be construed to prevent Santarus in any way from complying with any governmental or regulatory authority or applicable laws, rules or regulations. Santarus may permit unannounced regulatory inspections and respond to the extent necessary to comply with its obligations under applicable laws, rules or regulations.
     4.8 Debarment, Etc. Neither Fleet nor Santarus nor any of Fleet’s or Santarus’ employees or agents who will be performing services under this Agreement or otherwise with respect to the Product (i) is under investigation by the FDA for debarment action or is presently debarred under the Act or pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. ‘301 et seq.) or (ii) has violated, or is under investigation for violating, any state or federal health care programs or any federal or state anti-kickback laws or regulations. Each of Fleet and Santarus will notify the other party in writing within [***] days upon any inquiry or the commencement of any of the foregoing proceedings concerning such party or any of its employees or agents performing services under this Agreement.
5. Supply and Distribution. Fleet shall be responsible, at its sole cost and expense, for Product manufacturing and distribution and Product inventory and receivables.  Fleet shall manufacture or cause to be manufactured the Product and Samples in accordance with all applicable laws, including without limitation the Act and all applicable rules and regulations thereunder, and Current Good Manufacturing Practices. Fleet will supply and distribute the Product to customers in accordance with the specifications and requirements of the FDA (and any other applicable regulatory authorities) for sale of the Product in the Territory and all applicable laws, including without limitation the Act and all applicable rules and regulations thereunder and Current Good Manufacturing Practices.
6. Representations and Warranties.
     6.1 Representations and Warranties. Each party hereby represents and warrants to the other party as follows:
     (i) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  It has all requisite power and authority to carry on its business and to own and operate its properties and assets.  The execution, delivery and performance of this Agreement have been duly authorized by its Board of Directors.  Such party has obtained all authorizations, consents and approvals, governmental or otherwise, necessary for the execution and delivery of this Agreement, and to otherwise perform such party’s obligations under this Agreement.
     (ii) Except as described on Exhibit B attached hereto (in the case of Fleet) (the “Fleet Pending Litigation”), there is no pending or, to its knowledge, threatened litigation

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involving it which could reasonably be expected to have any material adverse effect on this Agreement or on its ability to perform its obligations hereunder.
          (iii) There is no indenture, contract, or agreement to which it is a party or by which it is bound which prohibits, conflicts with or would prohibit the execution and delivery by it of this Agreement or the performance or observance by it of any material term or condition of this Agreement.
     6.2 Additional Fleet Representations and Warranties. Fleet further hereby represents and warrants to Santarus that (i) the data regarding the efficacy and safety of the Product that is contained in regulatory filings submitted to the FDA requesting that FDA find the Product and related products to be generally recognized as safe and effective is complete and accurate in all materials respects, did not at the time of filing contain any misstatement of a material fact related to safety or efficacy nor omit to state any material fact in Fleet’s possession related to safety or efficacy; (ii) as of the Effective Date, [***] Fleet has received no notice of a third party claiming any ownership interest in the intellectual property (including patent and trademark rights) covering the Product or its uses; (iii) Fleet has the exclusive right to promote, market and sell the Product in the Territory and to perform its obligations under this Agreement; (iv) as of the Effective Date, Fleet is unaware of any third-party infringement of the Product intellectual property (including patent and trademark rights) which would have a material adverse effect on the rights granted to Santarus hereunder; (v) the Product’s label and labeling and the related written sales, advertising, marketing, promotional and training materials provided to Santarus by Fleet comply with all applicable laws, rules and regulations; (vi) prior to the Effective Date, Fleet has disclosed to Santarus all material information in its possession relating to the Product or Santarus’ activities under this Agreement; and (vii) Fleet’s insurance coverage and reserves are sufficient to cover its obligations arising out of all pending and expected litigation involving it and its indemnification obligations in this Agreement.
7. Indemnification and Insurance.
     7.1 Indemnification.
          (i) Each party will defend, at its own expense, indemnify and hold harmless the other party and its directors, officers, employees, agents and Affiliates from and against any and all damages, liabilities, losses, costs, and expenses, including reasonable attorneys fees, arising out of any claim, suit or proceeding asserted against the other party (each, a “Claim” and collectively, “Claims”) to the extent such Claim arises out of or relates to (A) any material breach or violation of, or failure to perform, any covenant or agreement made by such indemnifying party in this Agreement, unless waived in writing by the indemnified party; (B) any material breach of the representations or warranties made by such indemnifying party in this Agreement; or (C) the negligence or willful misconduct of the indemnifying party, except (under any of (A) and (B)) to the extent arising out of the breach, violation, failure, negligence or willful misconduct of the indemnified party.
          (ii) In addition and notwithstanding (i) above, Fleet will defend, at its own expense, indemnify and hold harmless Santarus and its directors, officers, employees, agents and Affiliates from and against any and all Claims to the extent such Claim arises out of or relates to: (A) any personal injury (including death) and/or property damage resulting from the handling,

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possession, sale or use of the Product or any other Fleet products; and (B) any other liability arising out of the manufacture, marketing, labeling, distribution, sale or use of the Product (or any other Fleet products), including claims of infringement of third party intellectual property rights and product liability claims and including claims related to Santarus’ activities hereunder, except (under any of (A) and (B)) to the extent arising out of the negligence or willful misconduct of Santarus.
          (iii) Each party agrees that it shall promptly notify the other in writing of any Claim and give the indemnifying party full information and full cooperation and assistance in connection therewith at the indemnifying party’s expense.  The indemnifying party shall have the sole right to control the defense of any Claim or action and the sole right to settle or compromise any such Claim, except that the prior written consent of the indemnified party shall be required in connection with any settlement or compromise which could (A) place any obligation on or require any action of such indemnified party; (B) admit or imply any liability or wrongdoing of such indemnified party; or (C) adversely affect the goodwill or public image of such indemnified party.  Notwithstanding the foregoing, the indemnified party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the indemnified party.
     7.2 Insurance. During the Term of this Agreement, each party shall maintain a policy or policies of commercial general liability insurance in an amount of no less than [***] Dollars ($[***]) annual aggregate and per occurrence and product liability insurance in an amount of no less than [***] Dollars ($[***]) annual aggregate and per occurrence, with a deductible or self-insurance retention with regards to product liability insurance of no greater than [***] ($[***]) annual aggregate, and in the case of Fleet shall name Santarus as an insured under its policy. Each party shall provide to the other within thirty (30) days of the Effective Date a Certificate of Insurance. Each party shall promptly notify the other party of any cancellation, termination, modification or other change in its insurance coverage.
     7.3 Survival.  The provisions of this Article 7 shall survive termination of this Agreement and shall remain in effect until a date [***] years after the Term of this Agreement.
8. Confidentiality.
     8.1 Confidentiality Obligation.  Except as specifically authorized by this Agreement, each party shall, for the Term and for [***] years after the expiration or termination of this Agreement, keep confidential, not disclose to third parties (other than consultants bound in writing, financial advisors and outside counsel who agree to protect the Proprietary Information no less stringently than herein) and use only for the purposes authorized herein all Proprietary Information provided by the other under this Agreement; provided, however, that the foregoing obligations of confidentiality shall not apply to the extent that any such information is (i) already known to the recipient at the time of disclosure as evidenced by its prior written records; (ii) published or publicly known prior to or after disclosure other than through unauthorized acts or omissions of the recipient; (iii) disclosed in good faith to the recipient by a third party entitled to make such disclosure; or (iv) independently developed by or on behalf of the recipient without recourse to the disclosure herein as documented in writing.  Notwithstanding the aforesaid, the recipient may disclose Proprietary Information to governmental agencies as required by law, provided that the other party is provided with prior written notice and a reasonable opportunity to obtain confidential treatment or other protective order.

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     8.2 Survival.  The provisions of this Article 8 shall survive termination of this Agreement and shall remain in effect until a date [***] after the Term of this Agreement.
9. Maintenance of Books and Records; Audits.
     9.1 Maintenance of Books and Records. Each party shall maintain complete and accurate books and records in sufficient detail, in accordance with GAAP and all applicable laws, rules, ordinances and regulations, to enable verification of the performance of such party’s obligations under this Agreement. Such records shall be maintained for a period of [***] years after the end of the Term or longer if required by applicable law.
     9.2 Payment Audits.  Santarus may request one or more audits of the relevant books and records of Fleet in order to verify the calculation of any payments to be made hereunder. Such records shall be made available by Fleet for audit by an independent certified public accounting firm designated by Santarus and reasonably acceptable to Fleet.  The auditor will only examine such books and records during business hours but not more than [***] each fiscal year while this Agreement remains in effect and for [***] years thereafter.  The fees and expenses of the auditor performing such verification shall be borne by Santarus; provided, however, that if any verification reveals that Fleet has reported incorrectly, and the amount of such discrepancy is at least [***] percent ([***]%) of the aggregate amount that should have been reported for the period examined, then Fleet shall pay the entire amount of the fees and expenses for such verification.
10. Term and Termination.
     10.1 Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with the terms hereof, until the first anniversary of the Promotion Commencement Date; provided that the parties may extend the Term of the Agreement upon mutual written agreement.
     10.2 Termination by Fleet.
          (i) Fleet shall have the right to terminate this Agreement at any time upon written notice to Santarus if Santarus materially breaches any of its representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default is not cured within sixty (60) days after written notice is given to Santarus specifying the breach or default.
          (ii) Fleet shall have the right to terminate this Agreement immediately upon written notice to Santarus if Santarus shall become insolvent, file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within thirty (30) days of such filing or have a receiver appointed over any of Santarus’ property or assets.
          (iii) Fleet shall have the right to terminate this Agreement immediately upon written notice to Santarus in the event of a recall or withdrawal of the Product from the Territory resulting from a significant safety risk inherent in the Product and not due to tampering, a

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

remediable manufacturing problem, or other defect that can be cured with respect to Products manufactured after such risk is discovered.
          (iv) Fleet shall have the right to terminate this Agreement immediately upon written notice to Santarus in the event that any governmental or regulatory authority takes any action or raises any objection that prevents Fleet from performing its obligations hereunder or otherwise makes such activity unlawful.
          (v) Fleet shall have the right to terminate this Agreement at any time by providing One Hundred and Twenty (120) days advance written notice to Santarus.
     10.3 Termination by Santarus.
          (i) Santarus shall have the right to terminate this Agreement at any time upon written notice to Fleet if Fleet materially breaches any of its representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default is not cured within sixty (60) days after written notice is given to Fleet specifying the breach or default.
          (ii) Santarus shall have the right to terminate this Agreement immediately upon written notice to Fleet if Fleet shall become insolvent, file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within thirty (30) days of such filing or have a receiver appointed over any of Fleet’s property or assets.
          (iii) Santarus shall have the right to terminate this Agreement immediately upon written notice to Fleet in the event of a recall or withdrawal of the Product from the Territory resulting from a significant safety risk inherent in the Product and not due to tampering, a remediable manufacturing problem, or other defect that can be cured with respect to Products manufactured after such risk is discovered.
          (iv) Santarus shall have the right to terminate this Agreement immediately upon written notice to Fleet in the event that any governmental or regulatory authority takes any action or raises any objection that prevents Santarus from performing its obligations hereunder or otherwise makes such activity unlawful.
          (v) Santarus shall have the right to terminate this Agreement at any time by providing One Hundred and Twenty (120) days advance written notice to Fleet.
     10.4 Post-Termination Obligations.  No additional payment obligations arising under Article 3 hereof shall accrue after the date of expiration or termination of this Agreement; provided, however, that expiration or termination of this Agreement shall not relieve either party of any obligations accruing prior to such expiration or termination.  Certain provisions of this Agreement by their terms continue after the expiration or termination of this Agreement, including without limitation Sections 2.11, 2.13, 3.2, 3.3, 3.4, 4.2, 4.7, 7, 8, 9, 10.4, 11, 12 and 13.  In addition, any other provisions required to interpret and enforce the parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement.  Upon the expiration or termination of this Agreement pursuant to this Article 10, each party shall promptly transfer and return to the other party or destroy all Proprietary Information of the other party (provided that each party may keep one copy of such Proprietary Information for archival purposes only).
11. Publicity. Neither party will originate any publicity, news release, public comment or other public announcement, written or oral, whether to the press, to stockholders, or otherwise, relating to this Agreement, without the consent of the other party, except for such announcements which, in accordance with the advice of legal counsel to the party making such announcement, are required by law or for such announcements that contain the same disclosure as in prior permitted/approved public announcements.  Except as otherwise permitted pursuant to the immediately preceding sentence, any party making any announcement which is required by law will, unless prohibited by law, give the other party an opportunity to review the form and content of such announcement and comment before it is made.  Either party shall have the right to make such filings with governmental agencies, including without limitation the United States Securities and Exchange Commission, as to the contents and existence of this Agreement as it shall reasonably deem necessary or appropriate (provided that the parties will reasonably cooperate with respect to obtaining confidential treatment of sensitive information, as appropriate). The parties have agreed upon the form and contents of a press release to be issued by Santarus promptly following execution of this Agreement. The provisions of this Article 11 shall survive termination of this Agreement and shall remain in effect until a date [***] years after the Term of this Agreement.
12. Notices.
     12.1 Notices.  Unless otherwise provided herein, all notifications, demands, approvals and communications required to be made under this Agreement shall be given in writing and shall be effective when either personally delivered or sent by overnight courier or sent by facsimile if followed by overnight courier addressed as set forth below.  The parties hereto shall have the right to notify each other of changes of address during the Term of this Agreement.
     If to Santarus, to:
SANTARUS, INC.
10590 W. Ocean Air Drive, Suite 200
San Diego, CA 92130
Attention: President and CEO
Facsimile: (858) 314-5701
     With a copy to:
SANTARUS, INC.
10590 W. Ocean Air Drive, Suite 200
San Diego, CA 92130
Attention: Legal Affairs Department
Facsimile: (858) 314-5702

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     If to Fleet, to:

C.B. FLEET COMPANY, INC.	C.B. FLEET INVESTMENT CORPORATION
4615 Murray Place	103 Foulk Road, Suite 202
Lynchburg, VA 24506	Wilmington, DE 19803
Attention: Steve Ruhf	Attention: Pamela Jasinski
Facsimile: (434) 528-0430	Facsimile: (302) 652-8667
     With a copy to:
SHEPPARD MULLIN RICHTER & HAMPTON LLP
1300 I Street, NW
11TH Floor East
Washington, D.C. 20006
Attention: Peter S. Reichertz
Facsimile: (202) 312-9426
     12.2 Receipt. Any such notice mailed as aforesaid shall be deemed to have been received by and given to the addressee on the date specified on the notice of receipt and delivery evidenced to the sender.
13. Miscellaneous.
     13.1 Assignment.  This Agreement may be assigned by either party without the consent of the other party to an Affiliate. In addition, Santarus may assign this Agreement to a third party in connection with the acquisition of Santarus (whether by merger, asset sale or otherwise) or the business of Santarus associated with the Product.  This Agreement may not otherwise be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.
     13.2 Independent Contractors.  Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent for the other.  No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party’s authorized written approval.  For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Santarus’ legal relationship under this Agreement to Fleet shall be that of independent contractor.
     13.3 Entire Agreement.  This Agreement represents the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements of the parties.  This Agreement may be modified, amended or changed only by a written instrument signed and delivered by the parties, with clear intent to modify, amend or change the provisions hereof.
     13.4 Limitation on Damages.  Neither Fleet nor Santarus (which for the purposes of this Section 13.4 shall include their respective Affiliates, directors, officers, employees and agents) shall have any liability to the other for any punitive damages, special, incidental, consequential or indirect damages, relating to or arising from this Agreement, even if such damages may have been foreseeable. For the avoidance of doubt, nothing in this Section 13.4 shall be interpreted to limit the indemnification obligation of either party in connection with the characterization of damages or losses claimed by a third party as being punitive, special, incidental, consequential or indirect or other like damages or losses.
     13.5 Force Majeure. Neither party shall be liable to the other party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such party’s control including, without limitation, any act of God, civil disorder or commotion, act of aggression, fire, explosion, flood, drought, war, sabotage, embargo, utility failure, material shortage, labor disturbance, national health emergency, or appropriation of property. A party whose performance is affected by a force majeure event shall take prompt action using all commercially reasonable efforts to remedy the effects of the force majeure event.
     13.6 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original.
     13.7 Governing Law.  This Agreement shall be construed and governed in all aspects under and in accordance with the law of the State of New York (excluding its or any other jurisdiction’s choice of law principles).
     13.8 Waiver.  Except to the extent that a party may have otherwise agreed in writing, no waiver by such party of any breach by any other party of any of the other party’s obligations, agreements or covenants hereunder shall be deemed to be a waiver by such first party of any subsequent or other breach of the same or any other obligation, agreement or covenant; nor shall any forbearance by a party to seek a remedy for any breach by the other be deemed a waiver by said party of its rights or remedies with respect to such breach or of any subsequent or other breach of the same or any other obligation, agreement or covenant.
     13.9 Binding Effect.  Except as provided in Section 13.1, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors.
     13.10 Headings.  Headings as used in this Agreement are for convenience only and are not to be construed as having any substantive effect by way of limitation or otherwise.  References to Articles or Sections herein are, unless otherwise indicated, references to the designated Articles or Sections of this Agreement, unless the content requires otherwise.
     13.11 Severability.  If one or more of the provisions of this Agreement shall, by any court or under any provision of law, be found to be void or unenforceable, the agreement as a whole shall not be affected thereby, and the provisions in question shall be replaced by an interpretation in conformity with law which comes closer to effecting the parties original intention.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their undersigned duly authorized representatives as of the Effective Date.

SANTARUS, INC.		C.B. FLEET COMPANY, INCORPORATED

By: Name:	/s/ Gerald T. Proehl Gerald T. Proehl	By: Name:	/s/ R. Bruce Montgomery, Jr. R. Bruce Montgomery, Jr.
Title:	President and CEO	Title:	Vice President

C.B. FLEET INVESTMENT CORPORATION

		By:	/s/ Robert A. Lemon

		Name:	Robert A. Lemon
		Title:	President

EXHIBIT A
Fleet Marketing Obligations

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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B
C.B. Fleet Company, Inc.
Litigation Summary

CASE	CIVIL ACTION NO.	VENUE
Sonntag v. C.B. Fleet	2:07-CV-274	United States District Court
District of Washington
WASHINGTON

Pitman v. C.B. Fleet	07cv 3686	United States District Court
District of Minnesota
MINNESOTA

Fisher v. C.B. Fleet	001172/05	Supreme Court
Nassau County
NEW YORK

Ford v. C.B. Fleet	4:07-CV-01079	United States District Court
Southern District of Texas
TEXAS

Levine v. C.B. Fleet	05CV1366	Supreme Court
County of Queens
NEW YORK

Quillin v. C.B. Fleet	23-C-07-000075OT	Circuit Court
Worcester County
MARYLAND

Kurtz v. C.B. Fleet	104208/07	Supreme Court
County of New York
NEW YORK

Taylor v. C.B. Fleet	107485/06	Supreme Court
County of New York
NEW YORK

Ace v. C.B. Fleet	07-60751-CIV-MARRA	United States District Court
Southern District of Florida
West Palm Beach Division
FLORIDA

Matsui v. C.B. Fleet	P/31357	16th Judicial Court
Macomb County Circuit Court
MICHIGAN

Garrett v. C.B. Fleet	4:07-CV-00729-HGD	United States District Court
Northern District of Alabama
ALABAMA

Birmingham v. C.B. Fleet	1107-CV-00534	United States District Court
Southern District of Ohio
OHIO

CASE	CIVIL ACTION NO.	VENUE
Cantu v. C.B. Fleet	2:06-CV-2168	United States District Court
Western District OF Louisiana
Lake Charles Division
LOUISIANA

Kowalczyk v. C.B. Fleet	Not yet assigned.	United States District Court
District of Massachusetts
MASSACHUSETTS

Bell and Taylor v. C.B. Fleet	2006CV125849	Superior Court
Fulton County
GEORGIA

DePaola v. C.B. Fleet	MICV2007-00989-B	Superior Court
Middlesex County
MASSACHUSETTS

Williams v. C.B. Fleet	1:07-CV-512-LG-5MR	United States District Court
Southern District of Mississippi
MISSISSIPPI

Bladen v. C.B. Fleet	6:06-CV-0973	United States District Court
Western District Louisiana
Lafayette Division
LOUISIANA

Grant v. C.B. Fleet	07cv3681RHK/AJB	United States District Count
District of Minnesota
MINNESOTA

George v. C.B. Fleet	2007-1684-CZ	Macomb County
Circuit Court
MICHIGAN

Lannon v. C.B. Fleet	07-2084-CZ	Macomb County
Circuit Court
MICHIGAN

Paris v. C.B. Fleet	KC 07-506	Kent County Superior Court
RHODE ISLAND

Bracey v. C.B. Fleet	06-3238	United States District Court
Eastern District of Louisiana
LOUISIANA

Krieger v. C.B. Fleet	110380/05	Supreme Court
County of New York
NEW YORK

Paragallo v. C.B. Fleet	108628/06	Supreme Court
County of New York
NEW YORK

Freedman v. C.B. Fleet	07-3028	Providence County Superior Court
RHODE ISLAND

CASE	CIVIL ACTION NO.	VENUE
Mudd v. C.B. Fleet	1:07-CV-01432-JL	United States District Court
District of Colorado
COLORADO

Preiss v. C.B. Fleet	07-3688 DSO/JJG	United States District Court
District of Minnesota
MINNESOTA

Marks v. C.B. Fleet	106980/06	Supreme Court
County of New York
NEW YORK

Weiss v. C.B. Fleet	MON-L-895-06	Superior Court
Monmouth County
NEW JERSEY

Addeo v. C.B. Fleet	106682/06	Supreme Court
County of New York
NEW YORK

Swanson v. C.B. Fleet	2:07-cv-257-JCC	United States District Court
Western District of Washington
WASHINGTON

Heffernan v. C.B. Fleet	06-10230	Supreme Court
Westchester County
NEW YORK

Steinleitner v. C.B. Fleet	07-3685 MJD/AJB	United States District Court
District of Minnesota
MINNESOTA

Sapan v. C.B. Fleet	102154/07	Supreme Court
County of New York
NEW YORK

Woodward v. C.B. Fleet	07-CV-01422-RPM	United States District Court
District of Colorado
COLORADO

Crowell v. C.B. Fleet	07-3029	Providence County Superior Court
RHODE ISLAND

Requa v. C.B. Fleet	06-cv-01981-PSF-MEH	United States District Court
District of Colorado
COLORADO

DiBello v. C.B. Fleet	CV-05-5000276-s	Superior Court
Judicial District of Danbury
CONNECTICUT

Wilkat v. C.B. Fleet	108740/07	Supreme Court
County of New York
NEW YORK

CASE	CIVIL ACTION NO.	VENUE
Anderson v. C.B. Fleet	07cv3682ADM/JSM	United States District Court
District of Minnesota
MINNESOTA

Sevcik v. C.B. Fleet	07-3689 JMR/FLN	United States District Court
District of Minnesota
MINNESOTA

Stambaugh v. C.B. Fleet	07cv3684 JMR/FLN	United States District Court
District of Minnesota
MINNESOTA

Hays v. C.B. Fleet	105CV048258	County of Santa Clara
CALIFORNIA

Goza v. C.B. Fleet	680CL07001469-00	City of Lynchburg Circuit Court
VIRGINIA

Nelson v. C.B. Fleet	07-3683 PAM/JSM	United States District Court
District of Minnesota
MINNESOTA

Curran v. C.B. Fleet	GC0339194	County of Los Angeles
Northeast District
CALIFORNIA

Thomas v. C.B. Fleet	5:07-182-JMH	United States District Court
Eastern District of Kentucky
Central Division of Lexington
KENTUCKY

Sotiriou v. C.B. Fleet	06118325	Supreme Court
County of New York
NEW YORK

Weisser v. C.B. Fleet	Not yet assigned.	Morgan County
COLORADO

Fakler v. C.B. Fleet	106979/06	Supreme Court
County of New York
NEW YORK

Rogers v. C.B. Fleet	4:06-CV-03586	United States District Court
Southern District of Texas
TEXAS

Hurlburt v. C.B. Fleet	06-cv-6225 (NRB)(UA)	United States District Court
Southern District of New York
NEW YORK

LeSage v. C.B. Fleet	5:07-cv-00166-SMH-MLH	United States District Court
Western District of Louisiana
LOUISIANA

Davis v. C.B. Fleet	5:07-cv-00599-SMH-MLH	United States District Court
Western District of Louisiana
LOUISIANA

CASE	CIVIL ACTION NO.	VENUE
Tidwell v. C.B. Fleet	07-CI-00219	Calloway Circuit Court
KENTUCKY

Copas v. C.B. Fleet	2:07-CV-00647	United States District Court
Southern District of Ohio
OHIO

Chrisman v. C.B. Fleet	5-07-CU-165-KSF	United States District Court
Eastern District of Kentucky
Central Division of Lexington
KENTUCKY

Liner v. C.B. Fleet	6:07-CV-0583	United States District Court
Western District of Louisiana
Lafayette Division
LOUISIANA

Lange v. C.B. Fleet	CV07-3255 RGK/(MANX)	United Stated District Court
Central District of California
CALIFORNIA

Osborne v. C.B. Fleet	07:3687 JNE/JJG	United States District Court
District of Minnesota
MINNESOTA

Green v. C.B. Fleet	07-80589-CIV-MARRA	United States District Court
Southern District of Florida
West Palm Beach Division
FLORIDA

EXHIBIT C
[***].

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.